                                                                      EXHIBIT 11

               GREASE MONKEY HOLDING CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (unaudited)

                                                  Quarters Ended March 31,
                                            ------------------------------------
                                                1995                   1994
                                            -------------          -------------
PRIMARY EARNINGS PER SHARE
Net income (loss). . . . . . . . .     $         10,461       $       (127,165)
Dividends on preferred stock . . .              (31,873)               (20,555)
                                            -------------          -------------
Net income (loss) applicable to
 common stock. . . . . . . . . . .     $        (21,412)      $       (147,720)
                                            -------------          -------------
                                            -------------          -------------


Common shares outstanding. . . . .            4,350,403              4,268,852
Effect of using weighted average
 common and common equivalent
 shares outstanding. . . . . . . .              (16,227)                (9,024)
Effect of shares issuable under
 common stock warrants using the
 treasury stock method . . . . . .                    *                      *
Effect of shares issuable under
 stock options using the treasury
 stock method. . . . . . . . . . .                    *                      *
                                            -------------          -------------
Shares used in computing primary
 earnings per share. . . . . . . .            4,334,176              4,259,828
                                            -------------          -------------
                                            -------------          -------------

Primary earnings (loss) per
 common share. . . . . . . . . . .     $             **       $          (0.03)
                                            -------------          -------------
                                            -------------          -------------

FULLY DILUTED EARNINGS PER SHARE
Net income (loss). . . . . . . . .     $         10,461       $       (127,165)
Dividends on preferred stock . . .              (31,873)               (20,555)
                                            -------------          -------------
Net income (loss) as adjusted. . .     $        (21,412)      $       (147,720)
                                            -------------          -------------
                                            -------------          -------------
Shares used in computing primary
 earnings per share. . . . . . . .            4,334,176              4,259,828
Effect of shares issuable upon
 conversion of preferred stock . .                    *                      *
                                            -------------          -------------
Shares used in computing fully
 diluted earnings per share. . . .            4,334,176              4,259,828
                                            -------------          -------------
                                            -------------          -------------


Fully diluted earnings (loss)
 per common share. . . . . . . . .     $             **       $          (0.03)
                                            -------------          -------------
                                            -------------          -------------

*   Antidilutive
**  Less than $.01 per share